                                                                    Exhibit 3.57

                      HYLAND FACILITY ASSOCIATES AMENDMENT
              TO AMENDED AND RESTATED GENERAL PARTNERSHIP AGREEMENT

     WHEREAS, the General Partnership Agreement of the Hyland Facility Associates, a New York State General Partnership ("Partnership"), was originally dated as of May 20, 1988, and

     WHEREAS, said general partnership agreement was thereafter amended and restated in its entirety on July 19, 1989 by and between Allegany Environmental Systems, Inc. ("Allegany"), LYA Associates, Inc. ("LYA") and SITA Hyland Corp. ("SITA") ("Agreement"), and

     WHEREAS, LYA did thereafter withdraw from the Partnership leaving Allegany and SITA as the remaining partners, and

     WHEREAS, Allegany and SITA are desirous of assigning their partnership interests, representing complete interest in the Partnership, to Casella Waste Management of N.Y., Inc. ("Casella") and New England Waste Systems of N.Y., Inc. ("NEWS"), and

     WHEREAS, SITA and Allegany are desirous of amending the Amended and Restated General Partnership Agreement in order to effectuate said assignments,

     NOW, THEREFORE, IT IS AGREED as follows:

     1. MEMBERSHIP: Paragraph "1.18" shall be amended to recite that the sole partners of the Partnership are Casella and NEWS having been transferred the partnership interest of Allegany and SITA and LYA having previously resigned as a partner of the Partnership.

     2. DUTIES AND OBLIGATIONS: To the extent that SITA and Allegany have duties and obligations as set forth in the Partnership Agreement, NEWS shall be substituted for SITA and Casella shall be substituted for Allegany.

     3. PARTNERSHIP LOANS: To the extent that SITA and/or Allegany have lent money to the Partnership, SITA and Allegany acknowledge that no monies are owed by the Partnership to Allegany and/or SITA for partner loans.

     4. EXECUTIVE COMMITTEE: Section "4.2" of the Agreement relative to the Executive Committee is amended to delete the representation of Allegany's and SITA's representatives from such committee. Section "4.2.1", relative the frequency of Executive Committee meetings, shall be amended to reflect that such meetings shall be annual.

     5. PERCENTAGE INTEREST: Section "5.4" shall be amended to reflect the fact that, upon execution of this Agreement, NEWS shall be the owner of 10% and Casella shall be the owner of 90% of the Partnership.

     6. ARTICLE VIII: Article VIII in all respects, and with all subparts, is repealed.

     7. NOTICES: Section "11.1" relative to notices is amended to reflect that notices to the partners shall be at the addresses shown below:

     If to New England Waste Systems of N.Y., Inc.:

              New England Waste Systems of N.Y., Inc.
              c/o Casella Waste Management
              25 Greenhill Lane, P.O. Box 866
              Rutland, VT 05702
              Phone: (802) 775-0325
              Fax: (802) 775-6198

     With a copy to:

              Ronald H. Sinzheimer, Esq., P.C.
              23 Elk Street
              Albany, New York 12207
              Phone: (518)434-4439
              Fax: (518)455-8834

     If to Casella Waste Management of N.Y., Inc.

              Casella Waste Systems of N.Y., Inc.
              c/o Casella Waste Management
              25 Greenhill Lane, P.O. Box 866
              Rutland, VT 05702
              Phone:(802) 775-0325
              Fax:  (802) 775-6198

     With a copy to:

              Ronald H. Sinzheimer, Esq., P.C.
              23 Elk Street
              Albany, New York 12207
              Phone:(518) 434-4439
              Fax:(518) 455-8834

     The parties have executed this amendment to the amended and restated general partnership agreement as of the date first above written.


                                         ALLEGANY ENVIRONMENTAL SYSTEMS, INC.


                                         By: /s/ Glenn Herdman
                                            -----------------------------------
                                             Glenn Herdman


                                         SITA HYLAND CORP.


                                         By: /s/ [ILLEGIBLE]
                                            -----------------------------------
                                             [ILLEGIBLE], Vice President


                                         CASELLA WASTE MANAGEMENT OF N.Y., INC.


                                         By:
                                            -----------------------------------


                                         NEW ENGLAND WASTE SYSTEMS OF N.Y., INC.


                                         By:
                                            -----------------------------------

              Casella Waste Systems of N.Y., Inc.
              c/o Casella Waste Management
              25 Greenhill Lane, P.O. Box 866
              Rutland, VT 05702
              Phone: (802) 775-0325
              Fax: (802) 775-6198

     With a copy to:

              Ronald H. Sinzheimer, Esq., P.C.
              23 Elk Street
              Albany, New York 12207
              Phone: (518) 434-4439
              Fax: (518) 455-8834

     The parties have executed this amendment to the amended and restated general partnership agreement as of the date first above written.


                                         ALLEGANY ENVIRONMENTAL SYSTEMS, INC.


                                         By: /s/ Glenn Herdman
                                            -----------------------------------
                                              Glenn Herdman


                                         SITA HYLAND CORP.


                                         By: /s/ [ILLEGIBLE]
                                            -----------------------------------
                                             [ILLEGIBLE], Vice President


                                         CASELLA WASTE MANAGEMENT OF N.Y., INC.


                                         By: /s/ [ILLEGIBLE]
                                            -----------------------------------


                                         NEW ENGLAND WASTE SYSTEMS OF N.Y., INC.


                                         By: /s/ [ILLEGIBLE]
                                            -----------------------------------

              ----------------------------------------------------

                         THE HYLAND FACILITY ASSOCIATES

              ----------------------------------------------------

                              Amended and Restated
                          General Partnership Agreement
                                  by and among
                     Allegany Environmental Systems, Inc.,
                           LYA Associates, Inc., and
                               Sita Hyland Corp.

              ----------------------------------------------------

                                 July 19, 1989

              ----------------------------------------------------

              ----------------------------------------------------

                              Amended and Restated
                          General Partnership Agreement
                    of The Hyland Facility Associates ("HFA")
                                  by and among
                  Allegany Environmental Systems, Inc. ("AES")
                        LYA Associates, Inc. ("LYA") and
                           Sita Hyland Corp. ("SITA")

              ----------------------------------------------------

              ----------------------------------------------------

                                TABLE OF CONTENTS

              ----------------------------------------------------

Document                                                           Item No.
--------                                                           --------
Amended and Restated General Partnership
Agreement of HFA dated as of July 19, 1989
by and among AES, LYA and Sita.                                         1

Financial Statements and Projections of HFA
under cover of letter dated July 19, 1989 from
AES and LYA to Sita.                                                    2

Letter Agreement dated July 19, 1989 among AES,
HFA and Sita regarding allocation of 2.5% of HFA
Revenues.                                                               3

Herdman Farm Agreement dated as of July 17, 1989
among HFA, Glenn T. Herdman ("HERDMAN"), Joseph
C. Herdman, Jr., and Phyllis T. Herdman.                                4

Employment Agreement dated as of July 19, 1989
between HFA and Herdman.                                                5

Limited Use License Agreement dated as of July
19, 1989 between Sita and HFA.                                          6

Technical Services Retention Agreement dated
July 19, 1989 between Sita and HFA.                                     7

Technical Services Retention Agreement dated
July 19, 1989 between AES and HFA.                                      8

Legal Services Retention Agreement dated July 19,
1989 between Harris Beach & Wilcox and HFA.                             9

                         THE HYLAND FACILITY ASSOCIATES

                              AMENDED AND RESTATED

                          GENERAL PARTNERSHIP AGREEMENT

                                TABLE OF CONTENTS

SECTION                                                                                         PAGE
Parties ........................................................................................   1

Recital ........................................................................................   2

Agreement Terms ................................................................................   2
     General Provisions.........................................................................   2
         1.1   Glossary.........................................................................   2
         1.2   Purpose..........................................................................   2
         1.3   Continuation of the Partnership..................................................   3
         1.4   Formalities......................................................................   3
         1.5   Name of Partnership..............................................................   4
         1.6   Place of Business................................................................   4
         1.7   Duration.........................................................................   4
               1.7.1  Continuation as Partners..................................................   5
               1.7.2  No Voluntary Termination..................................................   5
               1.7.3  No Partition..............................................................   5
               1.7.4  Death or Bankruptcy.......................................................   5
         1.8   Membership.......................................................................   5
         1.9   Fiscal Year and Fiscal Period....................................................   5
         1.10  Tax Matters Partner..............................................................   5
     Allegany and LYA's Representations and Warranties .........................................   6
         2.1   Authority........................................................................   6
         2.2   Enforceability...................................................................   7
         2.3   Title in Partnership Interest....................................................   8
         2.4   Litigation; Claims...............................................................   8
         2.5   Organization; Permits............................................................   9
               2.5.1  General................. .................................................   9
               2.5.2  Documentation.............. ..............................................  10
               2.5.3  Compliance................................................................  11
               2.5.4  Waste Disposal............................................................  12
         2.6   Balance Sheet....................................................................  13
         2.7   Liabilities......................................................................  14
         2.8   No Bankruptcy....................................................................  15
         2.9   No Brokers.......................................................................  16
         2.10  Title; Effects of Drilling.......................................................  16
         2.11  Tax Matters......................................................................  17
         2.12  Contracts and Leases.............................................................  18
         2.13  No Condemnation................. ................................................  19
         2.14  Access...........................................................................  19
         2.15  Condition of Buildings and Personal Property.....................................  20
         2.16  Insurance........................................................................  20
               2.16.1 General...................................................................  20
               2.16.2 Title Insurance...........................................................  21
         2.17  No Material Misstatements or Omissions ..........................................  21
         2.18  Survival.........................................................................  22
     Capital Contributions......................................................................  22
         3.1   Original Capital Contributions...................................................  22

               3.1.1  Allegany and LYA..........................................................  22
               3.1.2  Sita......................................................................  23
         3.2   Additional Capital Contributions.................................................  24
               3.2.1  General...................................................................  24
               3.2.2  Alternative Financing.....................................................  24
               3.2.3  Requests for Additional Contributions.....................................  25
               3.2.4  Remainders................................................................  27
               3.2.5  Partner Loans.............................................................  28
               3.2.6  Loan Remainders ..........................................................  29
               3.2.7  Terms of Partner Loans....................................................  30
         3.3   Sale of Partnership Interests....................................................  31
Management of the Partnership...................................................................  32
         4.1   Definitions......................................................................  32
               4.1.1  Major Decisions...........................................................  32
               4.1.2  Unanimous Decisions.......................................................  36
               4.1.3  Daily Management..........................................................  37
         4.2   Executive Committee..............................................................  37
         4.3   Partnership Expenses.............................................................  40
         4.4   Exculpation......................................................................  40
         4.5   Other Activities.................................................................  41
         4.6   Title Holding....................................................................  42
         4.7   Manager..........................................................................  42
         4.8   Bank Accounts....................................................................  43
         4.9   Books of Account ................................................................  43
         4.10  Preparation and Approval of Annual Budget........................................  44
Reserve Accounts; Distributions.................................................................  45
         5.1   Reserve Accounts.................................................................  45
               5.1.1  Operating Reserve.........................................................  45
               5.1.2  Capital Reserve...........................................................  46
         5.2   Distributions....................................................................  46
         5.3   Adjustments......................................................................  47
         5.4   Percentage Interest..............................................................  47
         5.5   Adjustments......................................................................  48
Partner's Capital Accounts......................................................................  49
         6.1   Capital Accounts.................................................................  49
               6.1.1  Increases.................................................................  49
               6.1.2  Reductions................................................................  49
         6.2   Treasury Regulations.............................................................  50
         6.3   Guarantees.......................................................................  50
Determination and Allocation of Income and Loss.................................................  50
         7.1   Definition of Net Income or Losses...............................................  50
         7.2   Allocation of Net Income.........................................................  51
               7.2.1............................................................................  51
               7.2.2............................................................................  51
         7.3   Allocation of Net Losses.........................................................  52
               7.3.1............................................................................  52
               7.3.2............................................................................  52
         7.4   Allocation after Assignment......................................................  52
         7.5   Excess Nonrecourse Liabilities...................................................  53
         7.6   Monthly Proration................................................................  53

Admission of Additional Partners and Disposition of Partnership Interests.......................  54
         8.1   Admission of Additional Partners.................................................  54
         8.2   Disposition of Partnership Interest..............................................  54
               8.2.1  Transfers Not Permitted...................................................  54
               8.2.2  Permitted Transfers.......................................................  55
         8.3   First Refusal Offer..............................................................  55
               8.3.1  Notice....................................................................  55
               8.3.2  Acceptance ...............................................................  56
               8.3.3  Sale of Partnership Interest..............................................  57
               8.3.4  Closing and Payment.......................................................  57
               8.3.5  Come-Along; Take-Along....................................................  58
               8.3.6  Effect of Noncomplying Transfer...........................................  59
         8.4   Additional and Substituted Partners..............................................  59
         8.5   Admission of Additional and Substitute Partners..................................  59
               8.5.1  Consent of................................................................  60
               8.5.2  Execution of Agreement....................................................  60
               8.5.3  Instrument of Transfer....................................................  60
               8.5.4  No Termination............................................................  60
               8.5.5  Securities Law Matters....................................................  61
               8.5.6  Investment Representation.................................................  61
               8.5.7  Fees and Expenses.........................................................  61
         8.6   Incompetence.....................................................................  61
         8.7   No Withdrawal....................................................................  62
         8.8   Termination of a Partner.........................................................  62
               8.8.1  Bankruptcy ...............................................................  62
               8.8.2  Incompetence .............................................................  62
               8.8.3  Corporate Dissolution.....................................................  62
               8.8.4  Partnership Dissolution ..................................................  62
               8.8.5  Attempted Withdrawal......................................................  62
         8.9   Effect of a Partner Becoming a Withdrawn Partner.................................  63
               8.9.1  Continuation..............................................................  63
               8.9.2  Executive Committee.......................................................  63
               8.9.3  Estates, etc..............................................................  63
Dissolution and Termination.....................................................................  64
         9.1   Dissolution......................................................................  64
         9.2   Winding Up.......................................................................  64
         9.3   Liquidation Proceeds.............................................................  65
               9.3.1  Liabilities...............................................................  65
               9.3.2  Reserves..................................................................  65
               9.3.3  Distributions.............................................................  65
               9.3.4  Non-cash Distribution.....................................................  66
         10.1  Confidentiality..................................................................  66
         10.2  Confidential Information.........................................................  67
         10.3  Government or Court Order........................................................  68
         10.4  Publicity........................................................................  69
         10.5  Injunctive Relief................................................................  69
Miscellaneous  .................................................................................  70
         11.1  Notices..........................................................................  70
         11.2  Governing Law....................................................................  72

         11.3  Amendments.......................................................................  72
         11.4  Counterparts.....................................................................  72
         11.5  Waivers..........................................................................  72
         11.6  No Third-Party Beneficiaries.....................................................  73
         11.7  Integration......................................................................  73
         11.8  Partial Invalidity...............................................................  73
         11.9  Power of Attorney................................................................  74

Execution.......................................................................................  76

Exhibit A Description of Herdman Farm

                                    GLOSSARY

Defined Term                             Section
------------                             -------
Accepting Partner                        8.3.2
Additional Contributions                 3.2.2
Additional Partner                       8.4
Affiliate                                4.7
Affiliated with                          4.7
Agreement                                Parties
Allegany                                 Parties
Alternative Financing                    3.2.2
Capital Account                          6.1
Capital Reserve                          5.1
Chairman                                 4.2.1
Chase                                    3.3
Closing                                  8.3.4
Code                                     1.10
Confidential Information                 10.2
Daily Management                         4.1.2
Distributions                            5.2
Electing Lender                          3.2.5
Electing Partner                         3.2.3
Event of Withdrawal                      8.8
Executive Committee                      4.2
Financial Statements                     2.6
First Refusal Offer                      8.3.1
Fully Participating Lender               3.2.4
Fully participating Partner              3.2.2
Funding Resolution                       3.2.2
Herdman                                  Article II
Herdman Farm                             Recital
Initial Contribution                     3.1.2
Initial Contributions                    3.1.1
Interest                                 8.2
Loan Remainder                           3.2.4
Loan Request                             3.2.4
IRS                                      2.11
LYA                                      Parties
Major Decision                           4.1.1
Manager                                  4.7
Managing Partner                         Parties
Managing Partners                        Parties
Net Income                               7.1
Net Losses                               7.1
Non-Fully Participating Lender           3.2.4
Non-Fully Participating Partner          3.2.2
offer                                    8.3.1
Operating Reserve                        5.1
Optional Amount                          3.2.2
Original Capital Account                 6.1
Original Agreement                       Parties
Other Partners                           8.3.1

Defined Term                             Section
------------                             -------
Partner                                  Parties
Partner Loan                             3.2.4
Partners                                 Parties
Partnership                              Parties
Percentage Interest                      5.4
Permits                                  2.5.1
Pledge                                   8.3.1
Pledgor                                  8.3.1
Preference                               5.2
Project                                  Recital
Projections                              2.6
Purchaser                                3.2.4
Remainder                                3.2.2
Representative                           4.2
Required Amount                          3.2.2
Revenues                                 5.1.2
Selling Price                            8.3.1
Selling Partner                          8.3.1
Shareholder                              8.2.2
Sita                                     Parties
Substituted Partner                      8.4
Survey                                   2.16.2
Take-Along Right                         8.3.5
Taxes                                    2.11
Title Policy                             2.16.2
Transfer                                 8.2
Transferee                               8.3.1
Unanimous Decisions                      4.1.2
UPA                                      1.3
Withdrawn Partner                        8.8

                        THE HYLAND FACILITIES ASSOCIATES

                          GENERAL PARTNERSHIP AGREEMENT

                                     PARTIES

     This GENERAL PARTNERSHIP AGREEMENT of THE HYLAND FACILITY ASSOCIATES, a New York general partnership (the "PARTNERSHIP"), was originally dated as of May 20, 1988 (the "ORIGINAL AGREEMENT"), is hereby amended and restated in its entirety as of July 19, 1989 (this "AGREEMENT") and is by and among ALLEGANY ENVIRONMENTAL SYSTEMS, INC., a New York corporation ("ALLEGANY"), LYA ASSOCIATES, INC., a New York corporation ("LYA"), and SITA HYLAND CORP., a Delaware corporation ("SITA"). Allegany, LYA and Sita, so long as they are partners in the Partnership, and any additional persons who are subsequently admitted to Partnership membership pursuant to the terms of this Agreement, are sometimes called collectively the "PARTNERS" and, individually, a "PARTNER". Allegany and Sita, so long as they are partners in the Partnership, are sometimes called collectively the "MANAGING PARTNERS" and, individually, a "MANAGING PARTNER".

                                     RECITAL

     Pursuant to the Original Agreement, Allegany and LYA formed the Partnership to engage in the business of developing, constructing, operating and maintaining an ash monofill project (the "PROJECT") to be located primarily on the property now owned or contiguous land subsequently acquired by the Partnership in Angelica, New York and more fully described on Exhibit A (including any such land acquired after the date hereof, the "HERDMAN FARM"). Sita wishes to become a Partner in the Partnership, and the parties wish to amend and restate the Original Agreement to provide for the admission of Sita as a Partner, to make certain changes in the management of the Partnership and distributions of Partnership income and to make certain other changes.

                                 AGREEMENT TERMS

                                    ARTICLE I
                               GENERAL PROVISIONS

     1.1 GLOSSARY. For purposes of this Agreement, the terms listed on the Glossary beginning on page (v) hereof are defined in the Section hereof indicated therein.

     1.2 PURPOSE. The sole purpose of the Partnership shall be to engage in the business of (a) developing, permitting, constructing, operating and maintaining the Project on the Herdman Farm, or (b) if the Partnership is unable to construct or commercially operate the Project, quarrying clay on the Herdman

Farm. The Partnership may exercise all powers incidental or necessary to effectuate its purposes, and without limitation, may possess, lease, sell, transfer, mortgage, pledge and otherwise deal in, and exercise all rights and privileges and other incidents of ownership, possession or interest in the Herdman Farm, the Project and any and all other property and assets of the Partnership. The Partnership shall be a partnership only for the purposes specified in this Section 1.2, and this Agreement shall not be deemed to create or continue a partnership between or among the parties with respect to any other activities whatsoever.

     1.3 CONTINUATION OF THE PARTNERSHIP. The Partners do hereby continue the Partnership under and pursuant to the New York Uniform Partnership Act (the "UPA"). Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners shall be governed by the UPA. Promptly upon the execution of this Agreement by the Partners, the Managing Partners shall file, record and publish all Partnership certificates and certificates of fictitious or assumed name and comply with all other requirements for the continuation and operation of a general partnership in the State of New York and in each county in which the Partnership owns property or transacts business.

     1.4 FORMALITIES. Each Partner shall promptly execute all certificates or other documents, and shall perform such filings, recordings, publications and other acts that shall constitute compliance with all requirements for the continuation of a general partnership under the laws of the State of New York. The Managing Partners shall be authorized and hereby agree to execute and file with the proper offices any and all certificates required by the State of New York, and each state and county in which the Partnership owns property or transacts business, and to publish all such notices required by the laws of the State of New York and of each state and county having jurisdiction over the Partnership, its business, property and assets, and each of the Partners agrees promptly to execute any of such certificates when requested to do so by the Managing Partners.

     1.5 NAME OF PARTNERSHIP. The name of the Partnership shall be "THE HYLAND FACILITY ASSOCIATES."

     1.6 PLACE OF BUSINESS. The principal place of business of the Partnership shall be on the Herdman Farm, and/or such other place or places as the Managing Partners shall from time to time determine.

     1.7 DURATION. The Partnership shall commence on May 20, 1988 and continue until the fiftieth anniversary of the date the Project commences commercial operations, or until earlier dissolved pursuant to Article IX of this Agreement. Notwithstanding any rule of law to the contrary, except as specifically provided in this Agreement:

           1.7.1 CONTINUATION AS PARTNERS. The Partners shall continue as Partners hereunder;

           1.7.2 NO VOLUNTARY TERMINATION. No Partner shall terminate or attempt to terminate this Agreement or voluntarily take any action which would result in such termination except pursuant to Section 9.1;

           1.7.3 NO PARTITION. No Partner shall file for, pursue or seek any partition of the assets of the Partnership;

           1.7.4 DEATH OR BANKRUPTCY. The death or bankruptcy of a Partner shall not result in a termination of the Partnership.

     1.8 MEMBERSHIP. The partners of the Partnership shall be Allegany, LYA and Sita and such additional persons who are subsequently admitted to Partnership membership in conformity with the provisions of Article VIII.

     1.9 FISCAL YEAR AND FISCAL PERIOD. The Partnership's fiscal period shall be the calendar year or such other period as the Executive Committee shall from time to time determine.

     1.10 TAX MATTERS PARTNER. Sita shall be the Partnership's Tax Matters Partner, as that term is defined in

Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended (the "CODE"), with all of the rights and obligations of the Tax Matters Partner set forth in the Code.

                                   ARTICLE II
                       ALLEGANY AND LYA'S REPRESENTATIONS
                                 AND WARRANTIES

     In order to induce Sita to enter into this Agreement, become a Partner and make its Initial Contribution, each of Allegany, Mr. Glenn T. Herdman, an individual who is a shareholder, officer and director of Allegany and the initial Manager of the Partnership ("HERDMAN"), and LYA hereby severally represents and warrants to Sita that as of the date on which this Agreement is amended and restated:

     2.1 AUTHORITY. Each of Allegany and LYA has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Allegany and LYA have been duly authorized and approved by all necessary corporate action. Neither the execution nor delivery of this Agreement, the incurrence of the obligations set forth herein, nor the consummation of performance of the transactions contemplated herein will: (i) conflict with or violate the terms of the Original Agreement or the respective Certificates of Incorporation or By-laws of Allegany or LYA; (ii) conflict with or violate the terms of or constitute a default under any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental or regulatory authority or arbitrator, or any other legal requirement applicable to the Partnership, Allegany or LYA or to their respective properties or assets, which conflict, violation or default could have a material adverse effect on the Partnership's business, financial condition, net worth, earnings, properties, results of operations or business prospects; or (iii) conflict with, violate the terms of, constitute a default under or cause acceleration of payment under, or give rise to any preemptive, anti-dilution or other rights under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, shareholders agreement, partnership agreement or other agreement, instrument or arrangement to which the Partnership, Allegany or LYA or their respective properties or assets (including, without limitation, the Herdman Farm and the Project) are bound or subject.

     2.2 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of Allegany and LYA and constitutes the valid and binding obligation of each of them enforceable against each of them in accordance with its terms, except as enforcement of remedies may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to the discretion of courts in granting equitable remedies.

     2.3 TITLE IN PARTNERSHIP INTEREST. Upon its admission into the Partnership, Sita will receive good title to its Interest in the Partnership, free and clear of any pledge, hypothecation, security interest, claim, lien, option, restriction or other encumbrance, other than restrictions on transfer imposed by this Agreement or by federal or state securities laws and other than encumbrances created by Sita. The only partners in the Partnership are Allegany, LYA and Sita. Allegany and LYA own their respective Interests in the Partnership free and clear of any pledge, hypothecation, security interest, claim, lien, option, restriction or other encumbrance, other than restrictions on transfer imposed by this Agreement or by federal or state securities laws.

     2.4 LITIGATION; CLAIMS. There is no litigation, action, claim, proceeding, arbitration or investigation pending or threatened relating to the Partnership, Allegany, LYA, the Herdman Farm, the Project, or any of the Partnership's other properties or assets. There is no current default (or event which with notice or lapse of time or both would be a default) under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, shareholders agreement, partnership agreement or any other agreement, instrument or arrangement to which the Partnership, Allegany, Herdman, LYA or any of their properties or assets (including, without limitation, the Herdman Farm and the Project) are bound or subject. To the best knowledge of Allegany, LYA, and Herdman, except as set forth on

Schedule 2.4, there are no claims, suits or judgments that may result in the imposition of a mechanic's, serviceman's or materialman's lien against the Herdman Farm or any improvements thereon or on the Project. Neither the Partnership, Allegany, LYA, nor Herdman, to the best of his knowledge, is currently in violation of any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental or regulatory authority or arbitration or any other legal requirement applicable to the Partnership, Allegany or LYA or to their respective property or assets.

     2.5   ORGANIZATION; PERMITS.

           2.5.1 GENERAL. The Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of New York, has the power to own the Project but has not obtained any of the necessary permits, licenses or authorizations required by any federal, state, local or other governmental or regulatory authority for it to own the Herdman Farm and the Project, to undertake the design, development, permitting, construction and operation of the Project, to own any of its other properties and assets or to conduct its proposed business in the manner currently anticipated by Allegany and LYA (collectively, "PERMITS") including, without limitation, Permits relating to environmental, nuisance, health or safety laws, regulations, orders or requirements. Without limiting the foregoing, "obtaining a permit" shall be deemed to include the repeal, over-turning by final judicial order of a court having jurisdiction, or grant to the Partnership of an exception under, the ordinance of the Town of Angelica, New York prohibiting the development, construction and operation of a waste disposal facility or landfill in that town. The Partnership is not conducting business, and does not own any property, in any state other than New York or in any county other than Allegany County, New York. Schedule
2.5 sets forth a list of all Permits, and of all applications, proceedings and other actions taken to date by or on behalf of the Partnership to obtain such Permits and a brief discussion of the status of all such applications, proceedings and other actions as of the date this Agreement was amended and restated. Except as set forth in Schedule 2.5, neither Allegany, Herdman nor LYA has any reason to anticipate that the Partnership will be unable to obtain any Permit.

           2.5.2 DOCUMENTATION. Prior to Sita's execution of this Agreement, the Partnership, Allegany, Herdman and LYA delivered to Sita true and correct copies of: (i) all environmental engineering reports and feasibility studies prepared by or on behalf of the Partnership, Allegany and LYA concerning the Herdman Farm, the Project or any other property, asset or business of the Partnership or the conduct of the Partnership's proposed business in the manner currently anticipated by Allegany, Herdman and LYA; (ii) all applications for, and all pleadings filed in connection with any proceedings relating to, any Permits; (iii) all material correspondence and communications with any governmental authority concerning any such application or any proceeding or other actions with respect to any Permit, or in anticipation of such an application; (iv) all Permits issued to the Partnership; and (v) all orders and determinations of a governmental or regulatory authority not to grant any Permit.

           2.5.3 COMPLIANCE. To their knowledge, based only upon, and limited by the scope of, the investigation described in Schedule 2.5, except as set forth in Schedule 2.5, the Partnership meets, and upon obtaining all Permits indicated thereon as being required, the development, construction, operation and maintenance of the Project and the conduct of the Partnership's proposed business in the manner currently anticipated by Allegany, Herdman and LYA will meet, all applicable federal, state, local or other environmental, nuisance, or health and safety laws, regulations and ordinances governing the Project with respect to all discharges into the ground or surface water, emissions into the ambient air, and generation, accumulation, labelling, transportation, handling, treatment, storage and disposal of waste materials or process by-products (including hazardous or toxic waste or substances, if any), and the Herdman Farm and the Project will be in compliance with all applicable zoning ordinances, building codes and land use regulations. To their knowledge, based only upon, and limited by the scope of, the investigation described in Schedule

2.5, the Partnership has complied with all notice, record keeping and reporting requirements imposed by any governmental authority and any informational requests or demands arising under any federal, state, local or other environmental, nuisance, or health and safety laws. To their knowledge, based only upon, and limited by the scope of, the investigation described in Schedule 2.5, neither the Partnership nor any Partner is liable for any penalties, fines, or forfeitures or is subject to any restrictions on the acquisition or ownership of the Herdman Farm, the Project and all other of its property and assets, the development, construction or operation of the Project, or the conduct of the Partnership's business, for failure to comply with any of the foregoing requirements, requests or demands.

           2.5.4 WASTE DISPOSAL. Neither the Partnership, LYA, Allegany, nor any of their respective predecessors in interest, nor Herdman, nor to his knowledge after due inquiry, any of his predecessors in interest, has disposed of or caused or permitted the disposal of any "hazardous waste" or "hazardous substance" (as such terms are defined under federal, state, local or other laws and regulations) upon the Herdman Farm or any other real property owned or leased by the Partnership. To the best knowledge of the Partnership, LYA, Herdman and Allegany, there has not been any "release" or "threatened release" of any "hazardous substance" (as such terms are defined under federal, state, local or other laws and regulations) from or on the Herdman Farm, or from or on any site, whether or not located on the Herdman Farm, at which there has been any disposal of any "solid waste" or "hazardous waste" (as such terms are defined under federal, state, local or other laws and regulations) for which the Partnership, Allegany, Herdman, LYA or any of their respective predecessors in interest may be liable. Neither the Partnership, Allegany, LYA nor any of their respective predecessors in interest, nor Herdman, nor to his knowledge, any of his predecessors in interest, have, directly or indirectly, disposed of "hazardous wastes" (as such term is defined under federal, state, local or other laws and regulations) off-site. No enforcement order or notice of violation has been issued by any governmental or regulatory authority to the owners, operators or users of any off-site facilities in which order or notice the Partnership, Allegany, LYA or any of their respective predecessors in interest, or Herdman, or to his knowledge, any of his predecessors in interest, have been named as potentially responsible parties.

     2.6 BALANCE SHEET AND PROJECTIONS. Allegany, LYA and Herdman have delivered to Sita, under cover of a letter of even date, a true and correct copy of a balance sheet of the Partnership as at December 31, 1988, and May 31, 1989 and related unaudited statements of income for the 12 month and five month periods then ended, respectively, and a balance sheet as of the date hereof or as near thereto as possible (collectively, the "FINANCIAL STATEMENTS"); the Financial Statements have been prepared in accordance with generally accepted accounting principles, and present fairly the financial condition of the Partnership and the result of its operations as of the dates and for the periods specified therein. Under cover of such letter, Allegany, Herdman and LYA have furnished Sita with the Partnership's projections and budget and a statement of projected earnings and expenses through the year 2010, all as revised as of the date hereof (the "PROJECTIONS"), which contain forecasts of future operating results of the Partnership, including a projection of permitting and pre-construction expenses and cash flow through June 1990. The Projections were prepared in good faith, and are based on assumptions believed by Allegany, Herdman and LYA to be reasonable.

     2.7   LIABILITIES. Except as set forth in the Financial Statements or on
Schedule 2.7, since the date of its formation: (i) the Partnership has not incurred any debts, liabilities, obligations or charges; (ii) the Partnership has no liabilities of any nature, whether absolute, accrued, contingent or otherwise of any nature, and whether due or to become due; and (iii) there has not been, occurred or arisen whether in the ordinary course of business or otherwise: (a) any material adverse change in the financial condition or in the results of operation of the Partnership from that shown in the Financial Statements; (b) any material damage, loss or destruction of the Herdman Farm, the Project or any other property or asset of the Partnership which is material to the financial condition, results of operation of the Partnership or the conduct of the Partnership's proposed business in the manner currently anticipated by Allegany, Herdman or LYA; or (c) to the best knowledge of Herdman, LYA, Allegany or the Partnership, any other fact or condition which materially and adversely affects the current business, or could reasonably be expected materially and adversely to affect the proposed business, of the Partnership; or (d) to the best knowledge of Herdman, LYA, Allegany or the Partnership, any statute, ordinance, order, requirement, law or regulation (including, without limitation, zoning changes) or (e) any existing, proposed or contemplated public improvement, in each case that may impose a claim, lien or other encumbrance upon, result in the taking of all or any part of, or adversely affect the current or planned use of, the Herdman Farm.

     2.8 NO BANKRUPTCY. No court having jurisdiction has entered a decree or order for relief in respect of the Partnership, Allegany or LYA in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership, Allegany or LYA or for any substantial part of their respective property, or ordered the winding-up or liquidation of its affairs, nor has the Partnership, Allegany or LYA filed a petition for relief or commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consented to the entry of an order for relief in an involuntary case under any such law, or consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, the sequestrator (or similar official) of the Partnership, Allegany or LYA or for any substantial part of their respective property, nor has the Partnership, Allegany or LYA made any general assignment for the benefit of its creditors, or failed to pay its debts as they became due nor has any order, judgment or decree been entered in any proceeding against the Partnership, Allegany or LYA decreeing the dissolution of the Partnership, Allegany or LYA.

     2.9 NO BROKERS. No broker or finder is entitled to any brokerage or finder's fee or other commission from the Partnership or Sita based upon any agreement, arrangements or undertakings made by them in connection with the transactions contemplated hereby.

     2.10 TITLE; EFFECTS OF DRILLING. The Partnership has good, valid, marketable and indefeasible fee simple title to the Herdman Farm, and all improvements located thereon and all of its other real property, personal property and fixtures with good and indefeasible rights under all easements, rights-of-way, accesses, reservations, hereditaments, licenses, uses and any other rights, in perpetuity, real or incorporeal, necessary to develop, construct, operate and maintain the Project and all intangible rights pertinent to the Herdman Farm (including, without limitation, mineral, zoning or development rights) free and clear of all mortgages, pledges, hypothecations, security interests, claims, liens, options, rights, reversionary interests, restrictions or other encumbrances direct, contingent or otherwise, except as reflected in Schedule 2.10. All oil and gas leases pursuant to which any drilling was conducted on the Herdman Farm have expired by their terms or been terminated prior to the date hereof. Neither the Partnership, Allegany, LYA nor Herdman have any reason to believe that any such drilling materially adversely affected the suitability of the Herdman Farm as an ash monofill site.

     2.11 TAX MATTERS. Prior to Sita's execution of this Agreement, the Partnership, Allegany and LYA delivered to Sita true and correct copies of all tax returns filed by the Partnership, Allegany or LYA with any federal, state, local or other taxing authority. All federal, state, local and other tax returns, estimates, declarations and reports required to be filed by the Partnership, Allegany or LYA have been filed when due, or will be filed when due (taking into account extensions), with the appropriate governmental agencies in all jurisdictions in which such returns are required to be filed. All federal, state, local and other income, profits, franchise, gross receipts, payroll, sales, use, occupation, property, occupancy, excise or other taxes, duties or similar charges (including interest and penalties) (collectively, "TAXES") due from the Partnership, Allegany or LYA for any period through the date of Sita's execution of this Agreement have been fully paid. No waivers or extensions of statutes of limitations or periods of assessment have been given by the Partnership, Allegany or LYA to, or requested of the Partnership, Allegany or LYA by, any taxing authority. The federal income tax returns of the Partnership, Allegany or LYA have never been examined by the Internal Revenue Service ("IRS"), and neither the Partnership, Allegany nor LYA have any notice, actual or constructive, that any of them are subject to impending audit. There are no liens for Taxes imposed by any federal, state, local or foreign authority outstanding against any of the Partnership's, Allegany's or LYA's assets.

     2.12 CONTRACTS AND LEASES. Neither the Partnership, Allegany or LYA, individually, or collectively with respect to the Partnership, have entered into any contracts for the sale of the Herdman Farm, any intangible rights pertinent to the Herdman Farm, or any other property or asset of the Partnership or any interest in the Partnership, nor do there exist any rights of first refusal, reversions, options or other rights to purchase any portion thereof, except as set forth in the Herdman Farm Agreement of even date among the Partnership, Joseph Herdman, Jr., Phyllis Herdman, and Herdman. Except as set forth in Schedule 2.12, there are no leases, licenses, equipment leases, building service agreements, management agreements or other agreements relating to the Herdman Farm, the Project or any property or assets of the Partnership or in connection with the development, construction or operation of the Project or the conduct of the Partnership's proposed business in the manner currently anticipated by Allegany, Herdman and LYA, which would be binding on the Partnership. Except as set forth on Schedule 2.12, the Partnership has no employees.

     2.13 NO CONDEMNATION. There is no pending condemnation proceeding or threat with regard to all or part of the Herdman Farm, or any other real property of the Partnership and, to the best knowledge of Allegany, LYA and Herdman, no such proceeding is contemplated by any federal, state, local or other governmental or regulatory authority.

     2.14 ACCESS. Except as disclosed on Schedule 2.14, each of the parcels comprising the Herdman Farm has free and uninterrupted access to and from a dedicated public right-of-way by reason of the fact that the parcel either (i) adjoins such dedicated public right-of-way, or (ii) connects to the dedicated public right-of-way through a valid and subsisting ingress and egress easement or through other parcels of the Real Property and such access is adequate for the use being made of the parcel being accessed via that ingress and egress easement. All water, sewer, gas, electricity, telephone and other utilities serving the Herdman Farm are supplied directly to the Herdman Farm by facilities of public utilities, and all of said utilities are installed and operating and all installation charges have been paid in full. All assessments for public improvements that have been made against the Herdman Farm have been paid.

     2.15 CONDITION OF BUILDINGS AND PERSONAL PROPERTY. All of the buildings, fixtures, machinery and equipment constituting part of the Herdman Farm (including plumbing, heating and electrical systems) which are currently contemplated to be used by the Partnership in connection with the Project are listed on Schedule 2.15. Except as set forth in Schedule 2.15, to Herdman's knowledge, based on reasonable investigation, all of such buildings, fixtures, machinery and equipment are in good operating condition and repair. Neither Allegany, Herdman nor LYA are aware of any condition of or prospective changes to any such improvements or equipment that will have or reasonably could have an adverse effect on the uses for which the improvements or equipment were intended.

     2.16  INSURANCE.

           2.16.1 GENERAL. Except as disclosed on Schedule 2.16, the Partnership and the Herdman Farm are not covered by any valid, outstanding and enforceable property or liability policies of insurance issued to the Partnership by reputable insurers covering its properties, assets and business.
Schedule 2.16 contains a detailed description of each policy and each pending insurance policy claim that relates to loss or damage to the Herdman Farm. The Partnership has complied with all terms and conditions of, and has not failed to give, in a timely manner, any notice required under, any policy to preserve the Partnership's rights under the policy.

           2.16.2 TITLE INSURANCE. The Partnership currently has, and has delivered to Sita (i) an Owner Policy or Policies of Title Insurance ("TITLE POLICY") on Alta Form B naming the Partnership as an insured covering the Herdman Farm and improvements in the aggregate amount of $250,000, and (ii) a survey of the portions of the Herdman Farm and related improvements relevant to the construction and operation of the Project ("SURVEY") reflecting the results of a current on-the-ground survey by reputable surveyors, showing the location of any buildings, improvements, structures, fences, and driveways situated on such portions of the Herdman Farm, and the location of all related easements and other exceptions, encroachments, building lines, railroad tracks, drainage ditches, creekbeds, adjoining channels or bayous, bulkheads, wharf areas and visible rights of way.

     2.17 NO MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty of the Partnership, Allegany, Herdman or LYA contained in this Agreement, or any other document or instrument delivered by or on their behalf to Sita or Sita's representatives, including, without limitation, auditors or counsel, in connection with Sita's investment in the Partnership or with any of the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits any fact necessary to make the statements contained in this Agreement, or in any document or instrument filed or distributed pursuant to this Agreement, not false or misleading; and the Partnership, Allegany, Herdman and LYA have not failed to disclose any information or documents which, if disclosed, might be deemed material to a consideration by Sita of the transactions contemplated in this Agreement.

     2.18 SURVIVAL. Each representation and warranty contained in this Agreement is independent of each other representation and warranty, and shall survive the execution and delivery hereof and remain in full force and effect until the earlier to occur of (a) the second anniversary of the date hereof, and
(b) the Partnership's obtaining all Permits necessary to commence construction of the Project, notwithstanding any investigation, audit or review made at any time by any party to this Agreement and notwithstanding the delivery of any documents, exhibits, schedules or certificates pursuant to this Agreement.

                                   ARTICLE III
                              CAPITAL CONTRIBUTIONS

     3.1   ORIGINAL CAPITAL CONTRIBUTIONS.

           3.1.1 ALLEGANY AND LYA. Prior to the date of the amendment and restatement of this Agreement, Allegany contributed in cash $40,000 to the Partnership and LYA contributed $99,721.31, to the Partnership. Such amounts previously contributed by Allegany and LYA constitute their respective

"INITIAL CONTRIBUTIONS" and satisfy any and all obligations of Allegany and LYA to make initial capital contributions to the Partnership. The obligations of Allegany and LYA to make capital contributions in excess of such amounts pursuant to Section 6(b) of the Original Agreement are hereby cancelled by the amendment and restatement of this Agreement.

           3.1.2 SITA. Sita's initial capital contribution (its "INITIAL CONTRIBUTION") to the Partnership shall be $1,000,000, of which $50,000 has been paid to the Partnership on behalf of Sita prior to the date of the amendment and restatement of this Agreement. Sita shall contribute in cash to the Partnership the portion of the unpaid balance of its Initial Contribution in amounts not less, and at dates not later, than those set forth in the Projections. Sita shall make such contributions promptly and in any event within 10 days after receipt of demand therefor from either Managing Partner, PROVIDED, that each demand shall be for amounts not larger, and at dates not earlier, than those set forth in the Projections. France Dechets, an affiliate of Sita, hereby agrees to guaranty the payment of Sita's Initial Contribution as set forth above.

                   3.1.2.1 Sita has delivered to LYA and Allegany a true and correct copy of a balance sheet of France Dechets as at and for the period ended December 31, 1988; such balance sheet has been prepared in accordance with generally accepted accounting principles as in effect in France, and presents fairly the financial condition of France Dechets as of the date specified therein.

     3.2   ADDITIONAL CAPITAL CONTRIBUTIONS.

           3.2.1 GENERAL. No Partner shall be required to make capital contributions to the Partnership in addition to their Initial Contributions but each Partner may, in its sole discretion, make an additional capital contribution to the Partnership if requested by both Managing Partners pursuant to this Section 3.2.

           3.2.2 ALTERNATIVE FINANCING. As of the date of the amendment and restatement of this Agreement, the Partners anticipate that the Partnership shall finance its operations through a combination of indebtedness and income generated through operations and that the Executive Committee will not request the Partners to make additional capital contributions above their respective Initial Contributions or seek to sell interests in the Partnership or future landfill capacity to third parties. If the Executive Committee decides that the Partnership needs to raise additional funds, it shall by written resolution (the "FUNDING RESOLUTION") determine the amount needed (the "REQUIRED AMOUNT"), which shall be reasonably related in the Executive Committee's sole discretion, to the Partnership's foreseeable requirements for financing the Project. If either
(a) the Executive Committee is unable to agree on a Required

Amount, or (b) the Executive Committee so agrees, but in either case one of the Managing Partners nevertheless determines that it would be desirable for the Partnership to raise funds in excess of the Required Amount, such amount (the "OPTIONAL AMOUNT") shall be set forth in the Funding Resolution or the minutes of the meeting at which the matter was considered. In either case, the Optional Amount shall be reasonably related in that Managing Partner's sole discretion to the Partnership's foreseeable requirements for financing the Project. The Executive Committee shall have 70 days after the date of the Funding Resolution to seek to raise the Required Amount through commercial financing and/or the pre-sale of landfill capacity ("ALTERNATIVE FINANCING"). The Executive Committee may determine that it is in the best interests of the Partnership to raise all or part of the Required Amount through Alternative Financing if such financing is available on terms acceptable to the Executive Committee in its sole discretion.

           3.2.3 REQUESTS FOR ADDITIONAL CONTRIBUTIONS. If after the expiration of such 70 days, the Executive Committee determines that the Partnership cannot raise the entire Required Amount through Alternative Financing on terms acceptable to the Executive Committee in its sole discretion, the Executive Committee may determine that it is in the best interest of the Partnership to increase the capital of the Partnership, and may request that all Partners make such additional capital contributions ("ADDITIONAL CONTRIBUTIONS") to the Partnership as may be necessary, in combination with any Alternative Financing, to raise the Required Amount. Such a request shall be made in the form of a notice sent by the Manager to all of the Partners. The amount requested from each Partner shall be determined pro rata in accordance with that Partner's respective Percentage Interest as of the date of the request. Upon receipt of the request, a Partner may, in its sole discretion, either: (i) accept the request to make an Additional Contribution to the Partnership, by delivery to the Manager of the full amount requested in cash within 30 days of receipt of the request; or (ii) reject the request in whole or in part, by giving notice to the Manager specifying the Partner's decision within 30 days of receipt of a request accompanied by payment in cash of the amount accepted. If a Partner fails to give a notice to the Manager specifying the Partner's decision (or cash equal to the amount accepted) within such 30-day period, it shall be deemed to have rejected the request in full. A Partner who elects to make an Additional Contribution in the full amount requested by the Managing Partners is referred to as a "FULLY PARTICIPATING PARTNER". A Partner who elects not to make an Additional Contribution in the full amount requested by the Managing Partners is referred to as a "NON-FULLY PARTICIPATING PARTNER". The portion of a requested Additional Contribution which any Non-Fully Participating Partner does not make is called the "REMAINDER".

           3.2.3.1 If the Executive Committee requests that the Partners make Additional Contributions and the Required Amount is not more than $2,000,000, Sita shall have the right, in its sole discretion, to lend to either or both Allegany and LYA, on mutually acceptable terms, such amount as they may require to make their respective Additional Contributions; PROVIDED, HOWEVER, that if the Required Amount is greater than $2,000,000, Sita shall have the right to lend either Allegany or LYA an amount which will enable the borrower to make its respective pro rata portion of the amount by which the Required Amount exceeds $2,000,000 plus an amount needed to purchase any Remainder, only if Sita offers to lend to the other, on terms not less favorable, the other's respective pro rata portion of such excess plus an amount needed to purchase any Remainder.

           3.2.4 REMAINDERS. If any Partner does not make all or part of a requested Additional Contribution, the Manager, on the Partnership's behalf, shall send a notice to each Fully Participating Partner offering each Fully Participating Partner the right to contribute to the Partnership an amount up to the entire Remainder. Each Fully Participating Partner may, in its sole discretion, either: (i) accept the request to make an Additional contribution in an amount specified up to the entire Remainder by giving notice of acceptance to the Manager within 20 days of the request; or (ii) reject the request, by giving notice to the Manager specifying the Fully Participating Partner's decision not more than 20 days following the receipt of the

Managing Partners' notice. If a Fully Participating Partner fails to give a notice to the Manager specifying its decision within such period, it shall be deemed to have rejected the offer in full. A Fully Participating Partner electing to contribute all or part of the Remainder is referred to as an "ELECTING PARTNER". If there is more than one Electing Partner, the Electing Partners shall make their respective contributions pro rata in proportion to their respective Percentage Interests as of the date of the request, or in such other proportion as the Electing Partners agree. Each Electing Partner shall make its contribution in cash promptly, and in any event, within 20 days of receipt of notice from the Manager of the amount of the portion of the Remainder to be contributed by that Electing Partner.

           3.2.5 PARTNER LOANS. If a Managing Partner determines that it is in the best interest of the Partnership for the Partners to lend the Partnership the Optional Amount, such Managing Partner may request that all Partners make a loan (each a "PARTNER LOAN") to the Partnership in an aggregate amount necessary to raise the Optional Amount. Such a request shall be made in the form of a notice ("LOAN REQUEST") sent by the Manager to all of the Partners at the request of such Managing Partner. The amount requested from each Partner shall be determined pro rata in accordance with that Partner's respective Percentage Interest as of the date of the Loan Request. Upon receipt of the Loan Request, a Partner may, in its sole discretion either:

(i) accept the request to make a Partner Loan to the Partnership, by delivery to the Manager of the full amount requested in cash within 30 days of receipt of the Loan Request; or (ii) reject the Loan Request in whole or in part, by giving notice to the Manager specifying the Partner's decision within 30 days of receipt of a request accompanied by payment in cash of the amount accepted. If a Partner fails to give a notice to the Manager specifying the Partner's decision (or cash equal to the amount accepted) within such 30-day period, it shall be deemed to have rejected the Loan Request in full. A Partner who elects to make a Partner Loan in the full amount requested is referred to as a "FULLY PARTICIPATING LENDER". A Partner who elects not to make a Partner Loan in the full amount requested is referred to as a "NON-FULLY PARTICIPATING LENDER". The portion of a requested Partner Loan which any Non-Fully Participating Lender does not make is called the "LOAN REMAINDER".

           3.2.6 LOAN REMAINDERS. If any Partner does not make all or part of a requested Partner Loan, the Manager, on the Partnership's behalf, shall send a notice to each Fully Participating Lender offering each Fully Participating Lender the right to lend to the Partnership an amount up to the entire Loan Remainder. Each Fully Participating Lender may, in its sole discretion, either:
(i) accept the request to make a Partner Loan in an amount specified up to the entire Loan Remainder by giving notice of acceptance to the Manager within 20 days of the request; or (ii) reject the request, by giving notice to the

Manager specifying the Fully Participating Lender's decision not more than 20 days following the receipt of the Manager's notice. If a Fully Participating Lender fails to give a notice to the Manager specifying its decision within such period, it shall be deemed to have rejected the offer in full. A Fully Participating Lender electing to lend all or part of the Loan Remainder is referred to as an "ELECTING LENDER". If there is more than one Electing Lender, the Electing Lenders shall make their respective loans pro rata in proportion to their respective Percentage Interests as of the date of the request, or in such other proportion as the Electing Lenders agree. Each Electing Lender shall make its loan in cash promptly, and in any event, within 20 days of receipt of notice from the Manager of the amount of the portion of the Loan Remainder to be loaned by that Electing Lender.

           3.2.7 TERMS OF PARTNER LOANS. Each Partner Loan shall bear simple interest at a rate equal to the lower of 25% per 365 day year or the highest rate legally permissible from time to time for loans of that amount and nature. Partner Loans shall be an unsecured obligation of the Partnership payable not later than 30 days after the end of each fiscal quarter, prior to any distributions to the Partners or payment of any Preference to Herdman or Sita, out of all Revenues of the Partnership available for distribution after giving effect to any payments made for such quarter of expenses or into the Operating Reserve but prior to any such payments into the Capital Reserve. Payments of

Partner Loans shall be subject to adjustment on the basis set forth in Section
5.3. Payments on Partner Loans shall be applied first to accrued and unpaid interest on all Partner Loans then outstanding (regardless of the date such Loans were made) pro rata to the amount of interest owed to each Partner, until all such interest has been paid, and thereafter to principal. Payment of principal shall be made in the proportion that the principal amount of all Partner Loans made by each Partner bears to the principal amount of all Partner Loans made by all Partners. Notwithstanding the foregoing, the Executive Committee shall have the right to prepay any Partnership Loans in whole or part out of the proceeds of any Alternative Financing available therefor.

     3.3 SALE OF PARTNERSHIP INTERESTS. If the Partnership is unable to raise the entire Required Amount through any combination of Alternative Financing and Additional Contributions, the Executive Committee shall be permitted to attempt to sell to a third party or parties (a "PURCHASER") other than a Partner, an Interest in the Partnership for a price not less than that portion of the Required Amount which the Partnership is unable to raise; PROVIDED, HOWEVER, that the Purchaser complies with the requirements for new Partners set forth in
Section 8.5. Percentage Interests in distributions attributable to Interests sold to a Purchaser pursuant to this Section 3.3 shall be determined pursuant to
Section 5.5.

                                   ARTICLE IV
                          MANAGEMENT OF THE PARTNERSHIP

     4.1   DEFINITIONS.

           4.1.1   MAJOR DECISIONS. The term "MAJOR DECISION" means:

                   4.1.1.1 Acquisition of real property or assets for a purchase price in excess of $5,000 in any individual case or $20,000 in the aggregate for all purchases in any 12-month period;

                   4.1.1.2 Subject to Section 4.1.2.1, sale, lease, license, mortgage, hypothecation, pledge, grant of security interest or lien or other disposition of, or creation of any encumbrance on, or grant of any option or other right to acquire, any interest in any Partnership property or assets, including, without limitation, the Herdman Farm, the Project or any intangible assets, such as development plans or easements;

                   4.1.1.3 Borrowing on a secured or unsecured basis on the Partnership's behalf from any third party other than from a Partner as set forth in Section 3.2.7.

                   4.1.1.4 Development and construction of the Project, although the specific manner in which those improvements are carried out shall be subject to the day-to-day control of the Manager as long as they are made in a manner consistent with a general development plan approved by the Managing Partners or with any development agreement or other agreement approved by the Managing Partners to which the Partnership is a party;

                   4.1.1.5 Employment or retention of, or change in, or the amount of compensation payable to, the Manager or any other persons or entities to sell or manage the Property;

                   4.1.1.6 Prepayment of any Partnership indebtedness (including Partner Loans) prior to its stated maturity;

                   4.1.1.7 Requiring the Partners to make Additional Contributions to the Partnership's capital;

                   4.1.1.8 Increasing or decreasing salary or contract payments to any employee or independent contractor of the Partnership;

                   4.1.1.9 Loaning Partnership funds to any Partner or any third party;

                   4.1.1.10 Commencing service agreements or other contractual arrangements exceeding $5,000 per agreement or amending the terms of or terminating such agreement;

                   4.1.1.11 (i) Commencing litigation; (ii) determining to settle or not to defend any claim against the Partnership; or (iii) in the event of a total condemnation of any property of the Partnership, the decision to consent to any award or to participate in any condemnation proceeding;

                   4.1.1.12 Making any application for any Permits or contesting government or regulatory action relating to a Permit;

                   4.1.1.13 Use of Partnership assets, contracts or credit by any Partner or any third party;

                   4.1.1.14 Subject to Section 11.3 hereof, amendment of this Partnership Agreement;

                   4.1.1.15  Admission of new or substituted Partners;

                   4.1.1.16 Creation of a subsidiary of the Partnership or causing the Partnership to enter into a joint venture or partnership with any other person or entity;

                   4.1.1.17 Indemnification by the Partnership of any third party or guarantee by the Partnership of any Partner's or any third party's obligation;

                   4.l.1.18 Amount and type of insurance to be carried on Partnership property;

                   4.1.1.19 Partnership bank account withdrawals in excess of amounts anticipated by the annual budget approved by the Executive Committee from time to time.

                   4.1.1.20 Whether to sell additional Interests in the Partnership pursuant to Section 3.3.;

                   4.1.1.21  Making or withdrawing an election under Code
Section 754;

                   4.1.1.22 Retaining or changing attorneys, auditors, engineers or any other professional providing services to the Partnership and determining the terms and conditions of any such retention;

                   4.1.1.23 Filing a voluntary petition under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consenting to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official), of the Partnership or for a substantial part of its property, liquidation of the Partnership's affairs or consenting to or failure to contest any involuntary case brought under any such law against the Partnership or its property;

                   4.1.1.24 Terminating or dissolving the Partnership except as provided in Article IX;

                   4.1.1.25  Approving an annual budget;

                   4.1.1.26 Changing the annual budget during the course of a year to increase expenses by more than 10% over budgeted expenses;

                   4.1.1.27 Establishing the Operating Reserve and Capital Reserve or

                   4.1.1.28 Any other action not in the ordinary course of the Partnership's business which could be reasonably expected to have a material effect on the business or assets of the Partnership (other than those matters which may be decided by one Managing Partner or Unanimous Decisions).

           4.1.2 UNANIMOUS DECISIONS. The following decisions ("UNANIMOUS DECISIONS") shall require the unanimous consent of all Partners:

                   4.1.2.1 Sale or other disposition of all or substantially all of the Partnership's property and assets, including without limitation, the Herdman Farm and the Project; and

                   4.1.2.2 Except as otherwise provided in Section 11.3, amendment of this Partnership Agreement.

           4.1.3 DAILY MANAGEMENT. The term "DAILY MANAGEMENT" shall include all matters relating to the conduct and management of the day-to-day business and affairs of the Partnership (except for Major Decisions, Unanimous Decisions and other than those matters which may be decided by one Managing Partner pursuant to the terms hereof) and the implementation of all Major Decisions subject, in all events, to the terms and conditions of this Agreement, the Management or Employment Agreement described in Section 4.7 and the supervision of the Managing Partners.

     4.2 EXECUTIVE COMMITTEE. The Managing Partners shall delegate their decisions as to Major Decisions to the Executive Committee (the "EXECUTIVE COMMITTEE"). The Executive Committee shall consist of not more than four Representatives (each, a "REPRESENTATIVE"). Not more than two Representatives (and alternates thereof) shall be appointed by each of Sita and Allegany, which shall fill vacancies as they occur within 15 days. LYA shall not be represented on the Executive Committee, PROVIDED, that either Manager Partner shall have the right to appoint an affiliate of LYA as one of its Representatives. The initial Representatives shall be as follows: for Allegany: Glenn T. Herdman and ________________, and for Sita: Emanuel Perol and

Henri Stucki. Representatives shall serve for indefinite terms at the pleasure of the appointing Partner.

           4.2.1 MEETINGS. The Executive Committee shall meet no less frequently than every three months, with the place of the meeting to be the Partnership's place of business, or such other place or places as the Representatives shall agree.

           4.2.2   ACTION BY EXECUTIVE COMMITTEE.

                   4.2.2.1 The Executive Committee shall act either by resolution adopted at a meeting of the Executive Committee or without a meeting by written consent as evidenced by (i) an instrument signed (or several instruments in like form together signed) by at least one Representative of each Managing Partner holding such office at the time, or by (ii) cable or telex sent by at least one such Representative of each Managing Partner.

                   4.2.2.2 At meetings of the Executive Committee, (i) two Representatives (or their alternates), one representing (and having been appointed by) each Managing Partner, shall constitute a quorum, (ii) each Partner shall have one vote without regard to the number of its Representatives present, and (iii) an act of the Executive Committee shall require the affirmative vote of each Managing Partner acting through at least one of its Representatives.

                   4.2.2.3 All Major Decisions shall require action by the Executive Committee, except that if there is only one Managing Partner at any time, all references in this Agreement to the Executive Committee shall be deemed to refer to the sole remaining Managing Partner.

                   4.2.2.4 In addition to and not in limitation of the powers conferred by law, the Executive Committee shall have power and authority on the Partnership's behalf and in its name, to enter into, make and perform such contracts, arrangements, agreements and other undertakings and to do such other acts as it deems necessary or advisable, or as may be incidental or necessary for the conduct of the Partnership's business. All action taken by the Executive Committee shall be binding and conclusive upon all the Partners; and shall not be subject to question or review in any suit or proceeding except as provided in
Section 4.4.

                   4.2.2.5 LYA shall not be entitled to take part in or interfere in any manner with the conduct or control of the Partnership or its business without the prior written consent of the Executive Committee. LYA shall have no right or authority to, and hereby agrees that it shall not, bind the Partnership or execute any agreement, instrument or document on the Partnership's behalf or hold itself out as having any such right or authority.

           4.2.3 APPOINTMENTS AND REMOVALS. Appointments and removals of Representatives and alternates by a Managing Partner shall be effective upon notice given to the other Managing Partner.

           4.2.4 MANAGERS, ETC. The Executive committee shall appoint a Manager and such other personnel as it shall deem appropriate to manage the Daily Management of the Partnership.

     4.3 PARTNERSHIP EXPENSES. The Managing Partners may charge the Partnership for any reasonable expenses incurred by them or the Executive Committee or their respective Representatives in connection with the Partnership's business, including any reasonable sum paid on behalf of or chargeable to the Partnership in accordance with any agreement entered into by the Partnership for consultation or management of the Property, and the allocable portions of expenses incurred in connection with both the Partnership and other activities. That allocation is to be determined by the Executive Committee on any basis selected by them consistent with good accounting practices. Payment shall be conditioned upon submission of appropriate substantiation of such expenses.

     4.4 EXCULPATION. The Managing Partners and the Representatives shall not be liable to the Partnership or to any Partner for any loss, cost, damage or expense arising out of or in connection with the management, operation or conduct of Partnership business and affairs or arising out of or in connection with their: (i) contracting for the services of employees, brokers, agents or suppliers of the Partnership; (ii) conduct or management of the Partnership's operations; or (iii) action taken, determination made or expense incurred, by or on behalf of the Partnership; PROVIDED, HOWEVER, that such act or omission was in accordance with, and duly authorized in a manner consistent with, the terms of this Article IV; and FURTHER PROVIDED that such act or omission did not constitute gross negligence, willful misconduct or fraud. If the Partnership, either Managing Partner or any Representative is a party to any claim, action or proceeding arising out of conduct by either Managing Partner or Representative on behalf of, and duly authorized by the Partnership, the other Partners shall defend, indemnify and hold such Managing Partner or Representative harmless from more than its share (measured by its share of Partnership loss allocations) of, all judgments, fines and settlements, and for all reasonable expenses, including attorneys' fees'; PROVIDED, HOWEVER, that the Managing Partner or Representative acted in good faith in the interest of the Partnership.

     4.5 OTHER ACTIVITIES. The Managing Partners are authorized to manage the Partnership's business in conjunction with their respective other business interests, activities and investments and shall not be obligated to devote all or any particular part of their time and effort to the Partnership or its affairs. Except as provided in this Article IV, neither this Agreement nor any activity undertaken on behalf of the Partnership shall prevent any Partner from engaging in other activities or businesses or from making investments, whether those activities, businesses or investments are similar in nature to the Partnership's business, whether individually or jointly with others, without any obligation to account to the other Partners for any profits or other benefits derived, and without having to offer an interest in those activities, businesses or investments to the other Partners.

     4.6 TITLE HOLDING. Title to the Partnership's property shall be held in the name of the Partnership or its nominee, or by a land trustee, provided that the trustee shall have issued a certificate of beneficial interest naming the Partnership or its nominee as the beneficial owner. If, on behalf of the Partnership, the Managing Partners or nominee of the Partnership shall at any time acquire record title to or a beneficial interest in the Property, the title holder shall certify to the Partnership by instrument duly executed in form for recording that he is acting only in the capacity of nominal record title holder or beneficial owner for the benefit of the Partnership pursuant to the terms of this Agreement.

     4.7 MANAGER. The Partnership shall retain a manager (the "MANAGER") appointed by the Executive Committee who shall be responsible for Daily Management. The Manager may be one of the Partners, or a person affiliated with a Partner; PROVIDED, HOWEVER, that the terms of any Management or Employment Agreement between the Partnership and the Manager shall be on commercially reasonable and competitive terms. Herdman shall be the initial Manager. For the purposes of this Agreement a person or entity is "AFFILIATED WITH" and an "AFFILIATE" of another person if he, she or it controls, is controlled by or is under common control with that other person.

     4.8 BANK ACCOUNTS. The Partnership shall maintain one or more bank accounts at a bank to be designated by the Executive Committee, in which shall be deposited Partnership receipts, and from which Partnership expenses shall be paid. All checks and all notes, bills of exchange, drafts or other documents for the payment of money for Partnership purposes shall be signed in the Partnership's name by such persons, determined by, and in accordance with rules and procedures established by, the Executive Committee from time to time.

     4.9 BOOKS OF ACCOUNT. At all times from and after the date hereof, the Executive Committee shall keep or cause to be kept full and true books of account in accordance with income tax principles and procedures applied in a consistent manner, which shall reflect all Partnership transactions and shall be appropriate and adequate for the Partnership's business. The books of account shall be audited as at December 31st of each year, and at other times as may be determined by the Executive Committee, by Peat Marwick Main & Co. or such other independent accountants as shall be selected by the Executive Committee. There shall be maintained at the principal place of business of the Partnership: (i) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years; (ii) a copy of this Agreement and all amendments thereto and of any financial statements of the Partnership for the three most recent years; and
(iii) copies of all other Partnership records. Each Partner or its duly authorized representatives shall have the right at any time to inspect and copy such books and documents during normal business hours upon reasonable notice.

     4.10 PREPARATION AND APPROVAL OF ANNUAL BUDGET. The Executive Committee shall attempt in good faith to approve a budget for the Partnership annually and such approval shall be a Major Decision. If the Executive Committee shall fail to approve a proposed annual budget, the previous year's budget shall remain in effect. The initial annual budget shall be prepared and submitted to the Executive Committee as soon as practicable after the execution of this Agreement. The Manager of the Partnership shall be responsible for the preparation of each annual budget, including the initial annual budget. The Manager shall prepare and submit the annual budget to the Executive Committee for its consideration prior to the commencement of each fiscal year. The

Manager shall deliver a copy of each annual budget to each Partner promptly after its approval by the Executive Committee.

                                    ARTICLE V
                         RESERVE ACCOUNTS; DISTRIBUTIONS

     5.1   RESERVE ACCOUNTS.

           5.1.1 OPERATING RESERVE. The Partnership shall establish and maintain an operating reserve account (the "OPERATING RESERVE") in an amount not to unreasonably exceed, in any fiscal year, the ordinary and necessary expenses of the Partnership reasonably foreseeable in the sole discretion of the Executive Committee, for such year in accordance with the annual budget, including payment of taxes, indebtedness (including Partner Loans), costs of insurance, acquisition, leasing, maintenance, repair and replacement of Partnership property, administration, operating and other expenses, and any necessary payments into any reserves required by applicable law, such as a "post closure and remediation fund." The Partnership shall attempt to spread deposits into the Operating Reserve as evenly as reasonably practicable in the sole discretion of the Executive Committee over the course of each fiscal year and not to fund such Reserve entirely out of Revenues received early in such year. All determinations by the Executive Committee concerning the amount of the Operating Reserve and Capital Reserve and the timing of deposits to fund such reserves shall be made in good faith and not with a primary view, toward reducing the amount of or delaying distributions otherwise payable to Partners.

           5.1.2 CAPITAL RESERVE. In addition, the Partnership shall establish and maintain a capital reserve account (the "CAPITAL RESERVE") for capital expenses such as the construction of landfill cells, which shall be funded in the sole discretion of the Executive Committee, in any amount equal to not more than 20% of the remainder of (a) the Partnership gross revenues for each fiscal quarter (as defined in accordance with generally accepted accounting principles as in effect in the United States, consistently applied, "REVENUES"), minus (b) the sum of (i) any amounts deposited into the Operating Reserve during that quarter plus (ii) the Partnership's actual expenses for that quarter (including, without limitation, any Revenues payable to Sita and/or Herdman pursuant to the letter agreement among Sita, Herdman and the Partnership of even date as to the allocation of 2.5% of the Partnership's Revenues (the "PREFERENCE")). Any payments into the Capital Reserve shall be made not more than 30 days after the last day of the fiscal quarter to which such payment relates.

     5.2 DISTRIBUTIONS. Not more than 30 days after the last day of each fiscal quarter, the Partnership shall distribute to the Partners the remainder of (a) the sum of (i) the Revenues received during that quarter plus (ii) any amounts released from the Operating and/or Capital Reserve for that quarter to reflect a reduction in the level thereof, minus (b) the sum of (i) any amounts deposited into the Operating Reserve during that quarter, plus (ii) any amounts deposited into the Capital Reserve for that quarter plus (iii) the Partnership's actual expenses for that quarter (including without limitation, the Preference). Each payment shall be accompanied by a certificate of the Manager as to the determination of the distribution. All distributions shall be made to the Partners PRO RATA in accordance with their respective Percentage Interests.

     5.3 ADJUSTMENTS. Any rebates, discounts or other adjustments made to the Partnership's Revenues after any payment has been made into the Operating Reserve, Capital Reserve, or any distribution made to the Partners or payment of the Preference shall be reflected in an adjustment made to the payment into the Operating Reserve, Capital Reserve, distribution, or payment of the Preference made in the next succeeding quarter or as soon thereafter as reasonably practicable.

     5.4 PERCENTAGE INTEREST. The percentage of Partnership distributions to which a Partner is entitled is called its "PERCENTAGE INTEREST". At all times the total Percentage Interests of all Partners shall equal 100%. The Percentage Interests of the Partners as of the date this Agreement was amended and restated are as follows:

           Allegany         40%
           LYA              20%
           Sita             40%

     5.5 ADJUSTMENTS. If a Partner elects not to make a requested Additional Contribution, pursuant to Section 3.2, and (i) all or a portion of the Remainder attributable to the Non-Fully Performing Partner is contributed by an Electing Partner(s) pursuant to Section 3.2.3, then immediately upon the contribution by the Electing Partner(s), the Percentage Interest of the Non-Fully Participating Partner shall be reduced and the Percentage Interest of each Electing Partner shall be increased at the rate of one percentage point for each $25,000 of the Remainder which the Electing Partner contributes to the Partnership; and (ii) if, as a result, an Interest in the Partnership is sold to a Purchaser pursuant to Section 3.3, then immediately upon the payment of the purchase price by the Purchaser, the Percentage Interest of the Non-Fully Participating Partner shall be decreased at the rate of one percentage point for each $25,000 of purchase price paid by the Purchaser, and the Purchaser shall receive a Percentage Interest of one percentage point for each $25,000 of the purchase price paid; PROVIDED, HOWEVER, that the Percentage Interests of Allegany and LYA shall not be reduced below 10% and 4%, respectively.

                                   ARTICLE VI
                           PARTNER'S CAPITAL ACCOUNTS

     6.1 CAPITAL ACCOUNTS. A capital account shall be established and maintained for each Partner on the Partnership books (a "CAPITAL ACCOUNT"). Each Partner's Capital Account shall be his Initial Contribution ("ORIGINAL CAPITAL ACCOUNT") as adjusted pursuant to the terms of this Agreement. The Capital Accounts of Allegany and LYA shall be adjusted to reflect the activities of the Partnership prior to the date hereof.

           6.1.1 INCREASES. Each Partner's Capital Account shall be increased (credited) by the amount of all Additional Contributions, if any, to Partnership capital made by the Partner, the amount of all Net Income credited to the Partner's account pursuant to Section 7.2 and the amount of any Partnership liability assumed by the Partner or which are secured by any Partnership property distributed to the Partner, unless the Partner's liability is limited by a guarantee under Section 6.3.

           6.1.2 REDUCTIONS. Each Partner's Capital Account shall be reduced (charged) by the amount of all Net Losses charged to the Partner's account pursuant to Section 7.3, the amount of all withdrawals by and distributions to the Partner, and the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any Partnership property contributed by the Partner to the Partnership.

     6.2 TREASURY REGULATIONS. The provisions of Section 6.1 are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied consistently therewith.

     6.3 GUARANTEES. If any Partner shall, with the written consent of both of the Managing Partners, guarantee by separate agreement any Partnership obligation or liability, the other Partners shall indemnify the guaranteeing party for a pro rata share (based on each Partner's share of Partnership losses) of any amount that it shall become obligated to pay as a result of such guarantee.

                                   ARTICLE VII
                 DETERMINATION AND ALLOCATION OF INCOME AND LOSS

     7.1 DEFINITION OF NET INCOME OR LOSSES. For purposes of this Agreement the terms "NET INCOME" and "NET LOSSES" shall mean the Partnership's annual income or losses derived from its operations, after all operating expenses have been paid or provided for, and after making all proper allowances for depreciation, and including any gain or loss realized by the Partnership from the sale or other disposition of any Partnership property. Net Income shall include, without limitation, gross rents, tipping fees, interest, investment income, and all other gross receipts or commissions received by the Partnership for any other services, operations or transactions performed or taking place in, upon or about the Herdman Farm or in connection with the Project, whether similar or dissimilar to those enumerated above. Operating expenses shall include, without limitation, general administration expenses, allocable expenses of the Partnership from its investments, and expense incurred in connection with the operation of the Partnership and the production of income that are incurred in good faith by the Partners or the Partnership in accordance herewith.

           7.1.1 EXCESS NONRECOURSE LIABILITIES. The term "excess nonrecourse liabilities" has the meaning set forth in Treasury Regulation Section 1.752-1T(e)(3)(ii).

     7.2 ALLOCATION OF NET INCOME. Net Income shall be allocated to the Partners as follows, and in the following order of priority:

                7.2.1 first, in proportion to, and in an amount not greater than, the excess of the aggregate amount of Net Losses allocated to the respective Partners pursuant to Section 7.3 through the last day of the prior fiscal year over the aggregate amount of Net Income allocated to the respective Partners pursuant to this Section 7.2 through the last day of the prior fiscal year; and

                7.2.2 then, the balance shall be allocated to the Partners in accordance with their respective Percentage Interests.

     7.3 ALLOCATION OF NET LOSSES. Net Losses shall be allocated to the Partners as follows, and in the following order of priority:

           7.3.1 first, to the Partners, PARI PASSU in proportion to and in an amount not exceeding their respective positive Capital Accounts; and

           7.3.2 then, the balance shall be allocated to the Partners in accordance with their respective Percentage Interests.

     7.4 ALLOCATION AFTER ASSIGNMENT. If all or any part of a Partnership Interest is Transferred or assigned in accordance with the provisions of this Agreement at any time other than at the end of a fiscal year of the Partnership, the amount, in respect of that Partnership Interest, of Partnership income, gains, losses, deductions and credits as computed both for Partnership accounting purposes and for Federal income tax purposes, shall be allocated between the transferor and the transferee in the same ratio as the number of days in that year before the date of the Transfer bears to the number of days after that transfer; PROVIDED, HOWEVER, that the amount of Partnership Net Income, Net Losses, deductions and credits arising out of: (i) the sale or other disposition of all or substantially all of the Partnership's property; or (ii) other extraordinary non-recurring items, shall be allocated to whomever holds the Partnership Interest on the date such Net Income, Net Losses, deductions or credits are earned or incurred.

     7.5 EXCESS NONRECOURSE LIABILITIES. For purposes of determining each Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership, each Partner's interest in partnership profits equals its Percentage Interest in the Partnership.

     7.6 MONTHLY PRORATION. The Partnership shall use the "interim-closing-of-the-books" method and the monthly convention. A Partner entering the Partnership during the first 15 days of a month shall be treated as entering the Partnership on the first day of the month in which it is admitted as a Partner. A Partner entering after the fifteenth day of a month shall be treated as entering the Partnership on the first day of the following month. Each Partner entering or withdrawing from the Partnership shall be allocated its share of Net Income and Net Losses, commencing or terminating with the month in which the Partner is treated as having entered or withdrawn from the Partnership.

                                  ARTICLE VIII
                        ADMISSION OF ADDITIONAL PARTNERS
                                       AND
                      DISPOSITION OF PARTNERSHIP INTERESTS

     8.1 ADMISSION OF ADDITIONAL PARTNERS. No additional Partners may be admitted to the Partnership without the prior written consent of both Managing Partners and an appropriate amendment of this Partnership Agreement.

     8.2 DISPOSITION OF PARTNERSHIP INTEREST. A Partner shall not, whether voluntarily or by operation of law, sell, transfer, give, assign, mortgage, hypothecate, pledge, grant a security interest in or otherwise dispose of, distribute or encumber (each, a "TRANSFER") all or a portion of its interest in the Partnership ("INTEREST") without first complying with the provisions of this
Article VIII. A Transfer of any equity interest in any Partner, or any option, warrant, or other right to acquire any equity interest in any Partner, to any person who was not an owner of any equity interest of that Partner immediately prior to the Transfer shall be treated as a Transfer subject to the right of first refusal pursuant to this Article VIII.

           8.2.1 TRANSFERS NOT PERMITTED. The provisions of this Article VIII shall not permit a Transfer of an Interest in the Partnership by gift or in contemplation of or in connection with any matrimonial separation or divorce without prior compliance with the provisions of this Article VIII.

           8.2.2 PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Article, neither (i) a Transfer of an Interest in the Partnership to a corporation or other entity wholly-owned, directly or indirectly, by Allegany or LYA, or in the case of Sita, to any affiliate of Sita, (ii) a Transfer of an equity interest in a Partner, or an option, warrant, or other right to acquire an equity interest in a Partner, by the holder of an equity interest in that Partner (a "SHAREHOLDER") to the Shareholder's spouse, children, trust solely for the benefit of the Shareholder, the Shareholder's wife and/or children, or to a corporation wholly-owned by such persons or trusts, nor (iii) a Transfer of an equity interest in Sita, or an option, warrant or other right to acquire an equity interest in Sita, by a Shareholder of Sita to any affiliate of Sita shall be subject to the provisions of this
Article VIII; PROVIDED, HOWEVER, that, in either case, the equity of the Transferee shall not be further Transferred without conformance with this
Article VIII and provided that the Transferee complies with the requirements of
Section 8.5 (except Section 8.5.1).

     8.3   FIRST REFUSAL OFFER.

           8.3.1 NOTICE. If a Partner (a "SELLING PARTNER") wishes to Transfer an Interest pursuant to a bona fide offer (an "OFFER") from an unrelated third party (a "TRANSFEREE"), the Selling Partner shall notify the other Partners ("OTHER

PARTNERS") setting forth in that notice (i) the identity of the proposed Transferee (including if the proposed Transferee is a corporation, the identity of its directors, executive officers and principal shareholders or, if the proposed transferee is a partnership, the identity of its general partner(s));
(ii) the percentage of the Interest to be sold or pledged; (iii) the proposed selling price ("SELLING PRICE") and all other material terms and conditions of the proposed Transfer and; (iv) a representation that the Offer is bona fide. That notice shall constitute an offer ("FIRST REFUSAL OFFER") to sell all, but not less than all, of the Interest specified in that notice at the Selling Price and on the other terms specified in the First Refusal Offer to the other Partners. In the case of a mortgage, hypothecation, pledge, security interest or other lien (each, a "PLEDGE"), the pledging Partner ("PLEDGOR") shall before and as a condition of making the pledge (a) notify the Other Partners of the pledge terms, the pledgee's identity and the terms of the obligation secured by the pledge and (b) obtain the pledgee's written agreement to (1) notify the Other Partners prior to foreclosing upon the pledged Interest and (2) honor the first refusal rights of the Other Partners provided in this Agreement. Any notice from the pledgee of intended foreclosure shall constitute a First Refusal Offer as to the pledged Interest.

           8.3.2 ACCEPTANCE. An Other Partner receiving a First Refusal Offer way accept it by giving notice of acceptance to the Selling Partner and the Manager not later than 15 days after delivery of the First Refusal Offer. An Other Partner accepting a First Refusal Offer is called an "ACCEPTING PARTNER". The acceptance shall state that the Accepting Partner wishes to purchase the offered Interest at the Selling Price. If an Other Partner fails to accept a First Refusal offer within the 15-day period, it shall be deemed to have rejected the offer. If there is more than one Accepting Partner, they shall purchase the Interest pro rata in accordance with their respective Partnership Interests, or in such other proportion as they shall agree.

           8.3.3 SALE OF PARTNERSHIP INTEREST, A Selling Partner making a First Refusal Offer that is not accepted in full by the Other Partners within the 15-day period set forth in Section 8.3.2 shall be free to Transfer all (but not less than all) of the Interest included in the First Refusal Offer to the Transferee at a price not less than the Selling Price and on terms not more favorable to the Transferee than those set forth in the First Refusal Offer, for a period of 90 days after delivery of the notice contemplated by Section 8.3.2. If the Transfer is not made within the 90-day period, no Transfer of the Interest may be made without again fully complying with the restrictions on Transfer imposed by this Article VIII. If the Selling Partner is a Managing Partner, the Transferee shall not become a Managing Partner.

           8.3.4 CLOSING AND PAYMENT. The closing of the Transfer of any Interest offered to and accepted by an Accepting

Party pursuant to this Article VIII ("CLOSING") shall take place at the Partnership's offices not more than 30 days after the date of timely acceptance or such other place as the Accepting Partner(s) and the Selling Partner shall agree.

           8.3.5 COME-ALONG; TAKE-ALONG. If the Other Partners fail to accept a First Refusal Offer with respect to all of the Interest specified therein within the period provided in Section 8.3.2 the Offer shall nevertheless be subject to the Other Partners' right (a "TAKE-ALONG RIGHT") to cause the Offer to be conditioned on the Transferee's purchase of all (but not less than all) of the Other Partner's(s') Interest(s) upon the same terms set forth in the Offer; PROVIDED, HOWEVER, that the Other Partners shall have the right to elect to receive cash equal to the fair market value of any non-cash consideration.

     An Other Partner may exercise its Take-Along Right by giving written notice of acceptance to the Selling Partner, the Manager and the proposed Transferee not later than 15 days after delivery of the First Refusal offer. The notice of exercise shall specify whether the Other Partner elects to receive all cash consideration. If an Other Partner fails to exercise its Take-Along Right within the required period, it shall be deemed to have waived such right. If the Other Purchaser exercises its Take-Along Right, any closing of the Transfer shall take place within the period specified in Section 8.3.4.

           8.3.6 EFFECT OF NONCOMPLYING TRANSFER. Any attempted Transfer of an Interest without: (i) compliance with the provisions of Sections 8.2 and 8.3, and (ii) the Transferee's compliance with the requirements of Section 8.5 shall be entirely void and shall not be effective to transfer legal title or beneficial ownership.

     8.4   ADDITIONAL AND SUBSTITUTED PARTNERS. Except as provided in this
Section 8.4 and Section 8.5, no "Additional" or "Substituted Partner" may be admitted to the Partnership. A "SUBSTITUTED PARTNER" is a person admitted to the Partnership as a Partner with all the rights of a Partner who has transferred its Interest in accordance with the provisions of this Agreement. An
"ADDITIONAL PARTNER" is a person acquiring a Partnership Interest (other than an Interest previously owned by a Partner) directly from the Partnership and who is admitted to the Partnership as Partner in accordance with the provisions of this Agreement.

     8.5 ADMISSION OF ADDITIONAL AND SUBSTITUTE PARTNERS. No Additional Partners shall be admitted to the Partnership except for Purchasers who purchase Interests pursuant to Section 3.3. No Substituted Partners shall be admitted to the Partnership except for permitted Transferees pursuant to Sections 8.2.2,
8.3.3 and 8.3.5. All Additional Partners and Substituted Partners must satisfy the following conditions prior to admission to the Partnership:

           8.5.1 CONSENT OF EXECUTIVE COMMITTEE. The Executive Committee consents in writing to the admission, which consent may be given or withheld in the sole discretion of the Executive Committee;

           8.5.2 EXECUTION OF AGREEMENT. The Transferee or Purchaser executes a counterpart of this Agreement or an instrument in form and substance satisfactory to the Executive Committee and counsel for the Partnership, by which the Transferee or Purchaser agrees to be bound by this Agreement as a Partner, including, without limitation, the restrictions on transfer of this
Article VIII, including any amendments, and any necessary certificates and agrees to be bound by each of its provisions and terms; and

           8.5.3 INSTRUMENT OF TRANSFER, In the case of a Transfer, the Selling Partner executes, acknowledges and delivers to the Executive Committee an instrument of transfer satisfactory in form and substance to the Executive Committee and counsel for the Partnership;

           8.5.4 NO TERMINATION. The Transfer or purchase would not result in the termination of the Partnership under the Code or any other applicable federal and state law; and

           8.5.5 SECURITIES LAW MATTERS. In the opinion of counsel for the Partnership, a Transfer or purchase would not violate any applicable federal or state securities laws or any other applicable laws; and

           8.5.6 INVESTMENT REPRESENTATION. The Transferee or Purchaser represents in writing that it is acquiring the Interest for its own account for investment and not with the intention of resale, fractionalization or distribution; and

           8.5.7 FEES AND EXPENSES. The Partnership is paid a fee sufficient to pay actual and reasonable expenses of the Partnership in connection with the Transfer or purchase.

     8.6 INCOMPETENCE. No Interest may be assigned or transferred to a person who is a minor or a person adjudged to be insane or incompetent as of the date of the Transfer or assignment or to any firm or entity not lawfully empowered to own or possess an Interest. Any attempted Transfer, contrary to this Section shall be entirely void, shall not be effective to transfer legal title or beneficial ownership and shall not bind the Partnership. As a condition to filing with the Partnership a Transfer of a Partnership Interest, the Executive Committee may require an affidavit evidencing legal age and competence of the Transferee.

     8.7 NO WITHDRAWAL. No Partner may withdraw or retire from the Partnership without the written consent of the Executive Committee, except in connection of the Transfer of its entire Interest in accordance with Section 8.2 or 8.3.

     8.8 TERMINATION OF A PARTNER. If any of the following events shall occur with respect to a Partner (each an "EVENT OF WITHDRAWAL") such Partner shall be deemed a "WITHDRAWN PARTNER":

           8.8.1   BANKRUPTCY. If it becomes bankrupt;

           8.8.2 INCOMPETENCE. If he or she is a natural person, upon his or her death or adjudicated incompetence;

           8.8.3 CORPORATE DISSOLUTION. If it is a corporation, upon the filing of a certificate of dissolution or its equivalent for such corporation, or the revocation of its charter or certificate of incorporation;

           8.8.4 PARTNERSHIP DISSOLUTION. If it is a partnership, upon the dissolution and commencement of winding up of such partnership, or the occurrence of any of the events described in paragraphs (a), (b) and (c) above with respect to the last general partner of such partnership.

           8.8.5 ATTEMPTED WITHDRAWAL. If it attempts to withdraw or retire from the Partnership in contravention of Section 8.7.

     No Partner shall voluntarily take any action or omit to take any action) which would cause any of the events described in Sections 8.8.1 through 8.8.5 to occur with respect to it.

     8.9 EFFECT OF A PARTNER BECOMING A WITHDRAWN PARTNER. If a Partner becomes a Withdrawn Partner, the following shall apply:

           8.9.1 CONTINUATION. The Partnership shall be continued as a partnership except as otherwise provided in Section 8.9.2 below;

           8.9.2 EXECUTIVE COMMITTEE. If such Event of Withdrawal shall occur with respect to the last Managing Partner who is a Managing Partner on the date of this Agreement, the remaining Partners shall elect a replacement Managing Partner as of the date of the Event of Withdrawal. Failing the Partners' ability to elect a replacement Managing Partner, the Partnership shall be terminated;

           8.9.3 ESTATES, ETC. The estate, legal representatives or successors of a Partner who retires, withdraws or with respect to whom an Event of Withdrawal shall occur shall not be admitted as Substituted Partners, but shall succeed to such Partner's economic interest in the Partnership.

                                   ARTICLE IX
                           DISSOLUTION AND TERMINATION

     9.1 DISSOLUTION. Unless sooner terminated as provided in this Article IX, the Partnership shall continue until the fiftieth anniversary of the commencement of commercial operations or such earlier date as the Executive Committee shall agree in writing; PROVIDED, HOWEVER, that either Managing Partner shall have the right to terminate the Partnership after the fifth anniversary of the date hereof if all Permits necessary to commence construction of the Project shall not have been received, issued or granted on or prior to that date.

     9.2 WINDING UP. Upon dissolution or termination of the Partnership the Partnership shall be liquidated as promptly as practicable under the supervision and control of the Executive Committee. If there is no Managing Partner available to liquidate the Partnership, the other surviving Partner shall wind up the Partnership's affairs. The Partner winding up the Partnership shall have all the rights and powers over Partnership assets and liabilities in connection with the liquidation which all Partners had over Partnership assets and liabilities during the Partnership term, including the right to make all Major Decisions without the consent of the other Partner(s). The Partnership's assets shall be liquidated as promptly as possible without materially reducing their value. All income and losses incurred by the Partnership in liquidation shall be allocated to the Partners in the manner provided in Article VII. If any Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years including the year in which liquidation occurs), that Partner shall make a capital contribution to the Partnership in the amount necessary to restore its deficit balance to zero in accordance with Treasury Regulation
Section 1.704-1(b)(2)(ii)(b)(3).

     9.3 LIQUIDATION PROCEEDS. The proceeds from liquidation of Partnership assets shall be applied as follows and in the following order of priority:

           9.3.1 LIABILITIES. First, to the payment of the Partnership's debts and liabilities and the expenses of liquidation.

           9.3.2 RESERVES. Next, to the establishment of such reserves as the Executive Committee (or remaining Partner) may deem necessary for any contingent or unforeseen liabilities of the Partnership;

           9.3.3 DISTRIBUTIONS. Then to the Partners PARI PASSU, in proportion to their positive Capital Account balances after taking into account all Capital Account adjustments for the taxable year in which the liquidation occurs.

           9.3.4 NON-CASH DISTRIBUTIONS. Each Partner may receive, at the election of the Executive Committee, but shall not have the right to demand, property other than cash upon determination and dissolution of the Partnership. Any distributions of property other than cash will for the purposes of this
Article IX, be treated as if the property distributed were sold, the Partnership received cash proceeds equal to the property's then fair market value (not of liabilities encumbering the property), and the cash sales proceeds were then distributed.

                                    ARTICLE X
                           CONFIDENTIALITY; PUBLICITY

     10.1 CONFIDENTIALITY. Except as compliance may be waived in writing in a particular instance by Sita, each of the Partners shall, and shall cause their respective officers, directors, shareholders, employees, and subcontractors to hold all Confidential Information in strict confidence and shall not disclose any Confidential Information unless: (i) the information in question is, or becomes, public knowledge without fault of the disclosing party; (ii) is rightfully obtained by the disclosing party from a third party with no restriction on disclosure; or (iii) was previously known or is independently developed or discovered by the disclosing party.

     Each of the Partners shall restrict access to every portion of the Confidential Information to those of its officers, directors, employees, shareholders and subcontractors who shall have a need to receive or have access to those portions for the purposes of this Agreement or of any employment, management, services or other agreement between the Partnership and such person, and shall take all reasonable steps to prevent any unauthorized access to, copying, use, publication, disclosure or other dissemination of such Confidential Information, all in such manner as to protect the trade secrets and proprietary rights of the Partnership, Sita and its affiliates in and to the Confidential Information. Each of the Partners represents, warrants and covenants to Sita that it will have agreements in force with its officers, directors, shareholders, employees and subcontractors in form and substance satisfactory to Sita, which will adequately protect the trade secrets and proprietary rights of the Partnership, Sita and its affiliates in and to the Confidential Information, and each Partner will take all other reasonable steps, through the use of other legally enforceable measures, to require that its officers, directors, employees and subcontractors treat and maintain the Confidential Information as confidential.

     10.2 CONFIDENTIAL INFORMATION. For the purposes of this Agreement, "CONFIDENTIAL INFORMATION" means all confidential and proprietary information of the partnership, Sita and its affiliates not generally known in the landfill, waste management and disposal industries including, without limitation, manufacturing know-how, lines of research and development previously undertaken, in process or planned and the results thereof, identities of sources of supply, identities of customers, special customer needs, operating and cost data, sales and pricing data, and marketing, financial and other business plans. Without limiting the generality of the foregoing, Confidential Information shall include all Technology of Sita and its affiliates licensed to the Partnership pursuant to the License Agreement of even date between Sita, as licensor, and the Partnership, as licensee.

     10.3 GOVERNMENT OR COURT ORDER. Nothing in Article X shall prevent a person from disclosing Confidential Information under order of a court or governmental agency having jurisdiction, but only after having given Sita timely notice and affording it full opportunity to appeal such order, seek a protective order or take other action for protection of its Confidential Information as it deems appropriate. The person required to make such disclosure shall make all reasonable efforts to have any such order modified to (i) limit production, use and disclosure of the Confidential Information to the narrowest scope of disclosures practicable under the circumstances, and (ii) provide for holding all proceedings IN CAMERA, with a sealed record.

     10.4 PUBLICITY. Neither the Partnership nor any Partner nor any of their respective affiliates will release or file any press release or other public announcement (including any document filed with any regulatory authority) concerning the investments, transactions or agreements described in or contemplated by this Agreement without the prior review of and consent to the form of the release or filing by the Executive Committee. Notwithstanding the foregoing, if any Partner is advised by its counsel that any such release or announcement is required as of a specific date by applicable law, such Partner shall submit such release or announcement to the Executive Committee for review a reasonable period of time prior to the date on which release or filing is required by law, but need not obtain such other Partner's approval, prior to its timely release or filing.

     10.5 INJUNCTIVE RELIEF. Each of the Partners agree that Sita and its affiliates and the Partnership would be irreparably damaged by breach by a Partner and/or its respective officers, directors, employees, shareholders and subcontractors of any of their respective covenants and agreements under this
Article X and that, in the event of any breach or threatened breach of any such covenant or agreement, in addition to any other remedy available to Sita and its affiliates, at law or in equity, Sita and its affiliates and the Partnership shall be entitled to a temporary restraining order and injunctive relief compelling specific performance of, or other compliance with, the terms of this
Article X, or to prevent any threatened breach.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1 NOTICES. Any notices required under this Agreement shall be in writing and shall be deemed to have been duly given if (i) sent by registered mail, return receipt requested, or (ii) (a) hand delivered, (b) sent by facsimile or telex or (c) sent by overnight courier (with, in the case of (ii)(a), (b) or (c), a copy simultaneously sent by registered mail return receipt requested), to the address or facsimile or telex number set forth below and in the case of Allegany and Sita with copies provided in the same manner at the same time to the persons shown below:

  if to Allegany:

     Allegany Environmental Systems, Inc.
     P.O. Box 68
     Belmont, NY 14813

     Facsimile: ____________
     Telex: ______________, Answerback: _____________

     Attn:  Mr. Glenn Herdman
  if to Sita:

     Sita Hyland Corp.
     c/o Sita S.A.
     7, rue de Logelbach
     B.P. 702-75821
     Cedex 17
     Paris, France

     Facsimile: 011-33-1-47-63-77-55
     Telex: 641 049F, Answerback: _______________

     Attn:  Mr. Henri Stucki

  with a copy to:

     Milgrim Thomajan & Lee P.C.
     53 Wall Street
     New York, NY 10005-2815

     Facsimile: (212) 858-5301
     Telex: 662124, Answerback: ______________

     Attn:  Raymond F. Steckel, Esq.

  if to LYA:

     LYA Associates, Inc.
     c/o Harris Beach & Wilcox
     130 East Main Street
     Rochester, NY 14604

     Facsimile: (716) 546-2571
     Telex: ______________, Answerback: _______________

     Attn: Gunther K. Buerman, Esq. and
           John W. Clarke, Esq.

or to such other addresses and number as shall be furnished from time to time by the party entitled to receive such notices in the manner provided in this
Section 11.1. Each notice shall be deemed to have been given on the date received (in the case of telex or facsimile, at the local time and date of receipt of telex or facsimile).

     11.2 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements negotiated, executed and wholly performed within that State and shall be binding upon the parties, their heirs, executors, administrators, successors and assigns.

     11.3 AMENDMENTS. This Agreement may be amended or modified as it affects Capital Accounts and distributions of the Partners, Percentage Interests, purposes of the Partnership, obligations of the Partners to make capital contributions, and the sale of Partnership Interests only upon written approval of all of the Partners. This Agreement may be amended or modified by written consent of the Executive Committee for all other purposes including admitting a new partner pursuant to the terms of this Agreement.

     11.4 COUNTERPARTS. This Agreement may be signed in multiple counterparts, each of which shall constitute an original, but all of which shall together constitute a single agreement.

     11.5 WAIVERS. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided in law or equity.

     11.6 NO THIRD-PARTY BENEFICIARIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third parties, including, without limitation, creditors of the Partnership or of the Partners.

     11.7 INTEGRATION. This Agreement and any other document referred to herein or therein and any agreements executed in connection herewith, constitute the entire agreement between the parties and their affiliates pertaining to the subject matter of this Agreement and supersede all prior and contemporaneous agreements and understandings of the parties in connection therewith including the Original Agreement. No covenant, representation or condition not expressed in this Agreement or such other agreements, if any, shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

     11.8 PARTIAL INVALIDITY. If the application of any term or provision of this Agreement or any part of such term or provision to any person or circumstance shall be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision or remainder thereof to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and shall be enforceable to the fullest extent permitted by law.

     11.9 POWER OF ATTORNEY. Each Partner hereby makes, constitutes and appoints the Executive Committee and each Managing Partner, with the full power of substitution, the true and lawful attorney of, and in the name, place and stead of, such Partner, with the power from time to time to execute, acknowledge, make, swear to, verify, deliver, record, file and/or publish: (i) this Agreement or the Partnership certificate or fictitious or assumed name certificate under the laws of any jurisdiction, any future amendment to the Partnership certificate or fictitious name certificate (including, but not limited to, amendments reflecting the withdrawal or admission of any Partner or the return, in whole or in part, of the contribution of any Partner or the addition or substitution of Partners or a reduction in Partnership capital) or any other document required from time to time to admit such Partner, to effect its substitution as a Partner, or to effect the substitution of the Partner's assignee or Transferee as a Partner as to any or all of the Interest of the Partner in the Partnership; PROVIDED, HOWEVER, that any such withdrawal, admission, substitution or other action has been consented to by all Partners whose consent is required hereunder; (ii) any amendment to the Partnership certificate or fictitious or assumed name certificate or any other document required to reflect any action of the Partners or the Executive Committee, consented to by all Partners whose consent is required hereunder or whether or not such Partner consented to such action if such Partner's consent is not required therefor; and (iii) any other instrument, certificate or document as may be required by any regulatory agency, the laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or which the Executive Committee shall deem advisable to file or record; PROVIDED, HOWEVER, that such instrument, certificate or document is in accordance with the terms of this Agreement as then in effect and has been consented to by all Partners whose consent is required hereunder.

                                    EXECUTION

     The parties executed this Agreement whereupon it entered into full force and effect in accordance with its terms.

                                         ALLEGANY ENVIRONMENTAL SYSTEMS, INC.


                                         By:
                                            ------------------------------------
                                            Title:

                                         LYA ASSOCIATES, INC.


                                         By:
                                            ------------------------------------
                                            Title:

                                         SITA HYLAND CORP.


                                         By: /s/ [ILLEGIBLE]
                                            ------------------------------------


                                         ---------------------------------------
                                         Glenn T. Herdman, Individually, solely
                                         for the purpose of joining in the
                                         representations and warranties set
                                         forth in Article II


                                         FRANCE DECHETS,
                                         solely for the purpose of guaranteeing
                                         Sita's Initial Contribution of capital
                                         as set forth in Section 3.1.2


                                         By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            Title: General Manager

                                    EXECUTION

     The parties executed this Agreement whereupon it entered into full force and effect in accordance with its terms.

                                         ALLEGANY ENVIRONMENTAL SYSTEMS, INC.


                                         By:  /s/ Glenn T. Herdman
                                            ------------------------------------
                                            Title:

                                         LYA ASSOCIATES, INC.


                                         By:
                                            ------------------------------------
                                            Title:

                                         SITA HYLAND CORP.


                                         By:
                                            ------------------------------------


                                         /s/ Glenn T. Herdman
                                         ---------------------------------------
                                         Glenn T. Herdman, Individually, solely
                                         for the purpose of joining in the
                                         representations and warranties set
                                         forth in Article II


                                         FRANCE DECHETS,
                                         solely for the purpose of guaranteeing
                                         Sita's Initial Contribution of capital
                                         as set forth in Section 3.1.2


                                         By:
                                            ------------------------------------
                                            Title:

                                    EXECUTION

     The parties executed this Agreement whereupon it entered into full force and effect in accordance with its terms.


                                         ALLEGANY ENVIRONMENTAL SYSTEMS, INC.


                                         By:
                                            ------------------------------------
                                            Title:

                                         LYA ASSOCIATES, INC.


                                         By:  /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            Title: Secretary

                                         SITA HYLAND CORP.


                                         By:
                                            ------------------------------------


                                         ---------------------------------------
                                         Glenn T. Herdman, Individually, solely
                                         for the purpose of joining in the
                                         representations and warranties set
                                         forth in Article II


                                         FRANCE DECHETS,
                                         solely for the purpose of guaranteeing
                                         Sita's Initial Contribution of capital
                                         as set forth in Section 3.1.2


                                         By:
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                                            Title:

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